Exhibit 99.1

CarGurus Announces Second Quarter 2019 Results

Second Quarter Highlights:

•	Total revenue of $145.0 million, an increase of 31% year-over-year
•	GAAP operating income of $3.5 million; non-GAAP operating income of $12.7 million
•	GAAP net income of $6.0 million; non-GAAP net income of $10.9 million
•	Adjusted EBITDA of $14.4 million

CAMBRIDGE, MA:  August 6, 2019 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the second quarter ended June 30, 2019.

“I’m pleased to share CarGurus had a strong second quarter. We maintained our leading U.S. audience of 37 million average unique monthly visitors and continued to deliver strong value to dealers, resulting in our fourth straight quarter of 20%-plus year-over-year U.S. AARSD growth,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “We are digitizing more elements of the car shopping experience through a consumer financing partnership and with our peer-to-peer marketplace. We also delivered our best quarter ever of organic international net dealer adds and have begun commercializing our Italian marketplace, expanding our business’s global reach.”

Revenue

•	Total revenue was $145.0 million, an increase of 31% compared to $110.3 million in the second quarter of 2018.
•	Marketplace subscription revenue was $129.1 million, an increase of 32% compared to $97.7 million in the second quarter of 2018.
•	Advertising and other revenue was $15.9 million, an increase of 27% compared to $12.6 million in the second quarter of 2018.

Operating Income

•     GAAP operating income was $3.5 million, or 2% of total revenue, compared to $4.0 million, or 4% of total revenue, in the second quarter of 2018.

•     Non-GAAP operating income was $12.7 million, or 9% of total revenue, compared to $9.6 million, or 9% of total revenue, in the second quarter of 2018.

Net Income & Adjusted EBITDA

•     GAAP net income was $6.0 million, or $0.05 per fully diluted share during the second quarter ended June 30, 2019, compared to $33.3 million, or $0.29 per fully diluted share during the second quarter ended June 30, 2018.

•     Non-GAAP net income was $10.9 million, or $0.10 per fully diluted share during the second quarter ended June 30, 2019, compared to $8.9 million, or $0.08 per fully diluted share during the second quarter ended June 30, 2018.

•     Adjusted EBITDA, a non-GAAP metric, was $14.4 million, compared to $10.8 million in the second quarter of 2018.

Balance Sheet and Cash Flow

•     As of June 30, 2019, CarGurus had cash, cash equivalents, and short-term investments of $147.2 million and no debt.

•     The Company generated $16.0 million in cash from operations and $12.4 million in free cash flow, a non-GAAP metric, during the second quarter of 2019 compared to generating $17.5 million in cash from operations and $16.8 million in free cash flow during the second quarter of 2018.

Second Quarter Business Metrics

•     U.S. revenue was $137.0 million in the second quarter of 2019, an increase of 29% compared to $106.4 million in the second quarter of 2018. GAAP operating income in the U.S. was $14.1 million, an increase of 18% compared to $12.0 million in the second quarter of 2018.

•     International revenue was $8.0 million in the second quarter of 2019, an increase of 104% compared to $3.9 million in the second quarter of 2018. GAAP operating loss in International markets was ($10.6) million, an increase of 31% compared to a loss of ($8.0) million in the second quarter of 2018.

•     Total paying dealers were 34,267(1) at June 30, 2019, an increase of 14% compared to 29,969 at June 30, 2018. Of the total paying dealers at June 30, 2019, U.S. and International accounted for 28,431 and 5,836(1), respectively, compared to 26,871 and 3,098, respectively, at June 30, 2018.

•     Average annual revenue per subscribing dealer (AARSD) in the U.S. was $16,188 as of June 30, 2019, an increase of 23% compared to $13,130 as of June 30, 2018.

•     AARSD in International markets was $4,911(2) as of June 30, 2019, a decrease of 3% compared to $5,037 as of June 30, 2018.

•     Website traffic and consumer engagement metrics for the second quarter of 2019 were as follows:

o    U.S. average monthly unique users were 36.9 million, an increase of 2% compared to 36.0 million in the second quarter of 2018. U.S. average monthly sessions were 101.4 million, an increase of 9% compared to 93.3 million in the second quarter of 2018.

o    International average monthly unique users were 9.8 million(3), an increase of 180% compared to 3.5 million in the second quarter of 2018. International average monthly sessions were 24.1 million(4), an increase of 202% compared to 8.0 million in the second quarter of 2018.

(1)	Includes paying dealers from the PistonHeads website.
(2)

Excludes AARSD from both the (i) PistonHeads website as it was acquired on January 8, 2019, and therefore, data for the trailing 12-month revenue calculation is not available and (ii) Italy website as it began earning marketplace subscription revenue during the three months ended June 30, 2019, and therefore, data for the trailing 12-month revenue calculation is not available.

(3)	Includes users from the PistonHeads website.
(4)	Includes sessions from the PistonHeads website.

Third Quarter and Full-Year 2019 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Third Quarter 2019:

•	Total revenue	$145.5 to $148.5 million
•	Non-GAAP operating income	$10.5 to $12.5 million
•	Non-GAAP EPS	$0.08 to $0.10

The third quarter 2019 non-GAAP earnings per share calculation assumes 113.9 million diluted weighted-average common shares outstanding.

Full-Year 2019:

•	Total revenue	$576.5 to $582.5 million
•	Non-GAAP operating income	$54.5 to $58.5 million
•	Non-GAAP EPS	$0.42 to $0.45

The full-year non-GAAP earnings per share calculation assumes 114.2 million diluted weighted-average common shares outstanding. Guidance for the third quarter and full-year 2019 does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation and amortization of intangible assets, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the occurrence of acquisitions and therefore cannot be determined without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its second quarter 2019 financial results and third quarter and full fiscal year 2019 financial guidance at 5:00 p.m. Eastern Time today, August 6, 2019. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on August 6, 2019, until 11:59 p.m. Eastern Time on August 20, 2019, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13692068. In addition, an archived webcast will be available on the Investors section of the Company’s website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q2 2019, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)).  In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter 2019 and full-year 2019, new product offerings and commercialization efforts in international markets, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisition of PistonHeads and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on August 6, 2019 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At June 30, 2019	At December 31, 2018
Assets
Current assets
Cash and cash equivalents	$27,842	$34,887
Investments	119,327	122,800
Accounts receivable, net of allowance for doubtful accounts of $303 and $479 at June 30, 2019 and December 31, 2018, respectively	17,081	13,614
Prepaid expenses and prepaid income taxes	7,968	10,144
Deferred contract costs	7,382	5,253
Other current assets	8,991	7,410
Restricted cash	250	750
Total current assets	188,841	194,858
Property and equipment, net	28,638	24,269
Intangible assets	4,320	—
Goodwill	15,446	—
Operating lease right-of-use assets	50,025	—
Restricted cash	1,920	1,921
Deferred tax assets	44,483	38,886
Deferred contract costs, net of current portion	9,257	7,252
Other long–term assets	3,231	1,104
Total assets	$346,161	$268,290
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$39,370	$34,345
Accrued expenses, accrued income taxes and other current liabilities	14,805	18,654
Deferred revenue	8,479	8,811
Operating lease liabilities	7,738	1,693
Total current liabilities	70,392	63,503
Operating lease liability non-current	51,494	9,395
Deferred tax liabilities	281	—
Other non–current liabilities	1,608	1,281
Total liabilities	123,775	74,179
Stockholders’ equity:
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 90,744,921 and 89,728,223 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	91	90
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 20,702,084 and 20,702,084 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	21	21
Additional paid-in capital	193,967	184,216
Retained earnings	28,304	9,713
Accumulated other comprehensive income	3	71
Total stockholders’ equity	222,386	194,111
Total liabilities and stockholders’ equity	$346,161	$268,290

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$145,031	$110,296	$280,301	$208,871
Cost of revenue(1)	8,628	5,959	16,348	11,528
Gross profit	136,403	104,337	263,953	197,343
Operating expenses:
Sales and marketing	101,789	78,395	193,105	147,240
Product, technology, and development	17,346	11,844	33,318	20,942
General and administrative	12,540	9,541	24,300	17,412
Depreciation and amortization	1,180	604	2,247	1,337
Total operating expenses	132,855	100,384	252,970	186,931
Income from operations	3,548	3,953	10,983	10,412
Other income, net:
Interest income	744	641	1,488	932
Other income, net	105	62	1,007	53
Total other income, net	849	703	2,495	985
Income before income taxes	4,397	4,656	13,478	11,397
Benefit from income taxes	(1,610)	(28,687)	(5,113)	(27,441)
Net income	$6,007	$33,343	$18,591	$38,838
Net income per share attributable to common stockholders:
Basic	$0.05	$0.31	$0.17	$0.36
Diluted	$0.05	$0.29	$0.16	$0.34
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	111,299,345	108,500,802	111,051,070	107,726,105
Diluted	113,388,509	113,081,209	113,398,793	113,215,564
(1) Includes depreciation and amortization expense for the three months ended June 30, 2019 and 2018 and for the six months ended June 30, 2019 and 2018 of $734, $616, $1,294 and $1,120, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating Activities
Net income	$6,007	$33,343	$18,591	$38,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,914	1,220	3,541	2,457
Currency gain on foreign denominated transactions	(7)	(72)	(840)	(19)
Deferred taxes	(1,624)	(25,783)	(5,316)	(27,100)
Provision for doubtful accounts	353	345	368	722
Stock-based compensation expense	8,943	5,605	16,629	9,423
Amortization of deferred contract costs	1,804	788	3,634	1,301
Changes in operating assets and liabilities:
Accounts receivable	(2,319)	440	(3,838)	573
Prepaid expenses, prepaid income taxes, and other assets	(311)	(3,805)	(2,071)	(4,312)
Deferred contract costs	(3,392)	(3,326)	(7,768)	(6,502)
Accounts payable	2,807	6,689	6,032	7,338
Accrued expenses, accrued income taxes, and other current liabilities	2,700	1,660	(1,309)	(1,991)
Deferred revenue	(464)	504	(332)	3,315
Lease obligations	(500)	(219)	(1,880)	(434)
Other non-current liabilities	133	85	288	239
Net cash provided by operating activities	16,044	17,474	25,729	23,848
Investing Activities
Purchases of property and equipment	(2,884)	(547)	(8,584)	(981)
Capitalization of website development costs	(716)	(144)	(1,527)	(725)
Cash paid for acquisition	—	—	(19,139)	—
Investments in certificates of deposit	(70,827)	(70,000)	(96,527)	(130,000)
Maturities of certificates of deposit	60,000	40,000	100,000	70,000
Net cash used in investing activities	(14,427)	(30,691)	(25,777)	(61,706)
Financing Activities
Proceeds from exercise of stock options	391	2,305	1,088	2,385
Financing cash flows from finance leases	(6)	—	(12)	—
Payment of initial public offering costs	—	—	—	(1,142)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(4,637)	(17,488)	(8,591)	(17,488)
Net cash used in financing activities	(4,252)	(15,183)	(7,515)	(16,245)
Impact of foreign currency on cash, cash equivalents, and restricted cash	40	(107)	17	(83)
Net decrease in cash, cash equivalents, and restricted cash	(2,595)	(28,507)	(7,546)	(54,186)
Cash, cash equivalents, and restricted cash at beginning of period	32,607	63,873	37,558	89,552
Cash, cash equivalents, and restricted cash at end of period	$30,012	$35,366	$30,012	$35,366

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP operating income	$3,548	$3,953	$10,983	$10,412
Stock-based compensation expense	8,943	5,605	16,629	9,423
Amortization of intangible assets	164	—	319	—
Non-GAAP operating income	$12,655	$9,558	$27,931	$19,835

GAAP operating margin	2%	4%	4%	5%
Non-GAAP operating margin	9%	9%	10%	9%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP net income	$6,007	$33,343	$18,591	$38,838
Stock-based compensation expense, net of tax(1)	7,065	4,428	13,137	7,444
Change in tax provision from stock-based compensation expense(2)	(2,366)	(28,828)	(7,689)	(28,941)
Amortization of intangible assets	164	—	319	—
Non-GAAP net income	$10,870	$8,943	$24,358	$17,341
Non-GAAP net income per share:
Basic	$0.10	$0.08	$0.22	$0.16
Diluted	$0.10	$0.08	$0.21	$0.15
Shares used in non-GAAP per share calculations
Basic	111,299	108,501	111,051	107,726
Diluted	113,389	113,081	113,399	113,216
(1) The stock-based compensation amounts reflected in the table above, for 2019 and 2018, are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$145,031	$110,296	$280,301	$208,871
Cost of revenue	8,628	5,959	16,348	11,528
Gross profit	136,403	104,337	263,953	197,343
Stock-based compensation expense included in Cost of revenue	95	92	176	181
Non-GAAP gross profit	$136,498	$104,429	$264,129	$197,524

GAAP gross profit margin	94%	95%	94%	94%
Non-GAAP gross profit margin	94%	95%	94%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended June 30,
	2019				2018
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$8,628	$(95)	$—	$8,533	$5,959	$(92)	$—	$5,867
S&M	101,789	(2,560)	—	99,229	78,395	(1,536)	—	76,859
P,T&D(1)	17,346	(3,997)	—	13,349	11,844	(2,658)	—	9,186
G&A	12,540	(2,291)	—	10,249	9,541	(1,319)	—	8,222
Depreciation & amortization	1,180	—	(164)	1,016	604	—	—	604
Operating expenses(2)	$132,855	$(8,848)	$(164)	$123,843	$100,384	$(5,513)	$—	$94,871
Total expenses	$141,483	$(8,943)	$(164)	$132,376	$106,343	$(5,605)	$—	$100,738
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Six Months Ended June 30,
	2019				2018
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$16,348	$(176)	$—	$16,172	$11,528	$(181)	$—	$11,347
S&M	193,105	(4,872)	—	188,233	147,240	(2,546)	—	144,694
P,T&D(1)	33,318	(7,180)	—	26,138	20,942	(4,319)	—	16,623
G&A	24,300	(4,401)	—	19,899	17,412	(2,377)	—	15,035
Depreciation & amortization	2,247	—	(319)	1,928	1,337	—	—	1,337
Operating expenses(2)	$252,970	$(16,453)	$(319)	$236,198	$186,931	$(9,242)	$—	$177,689
Total expenses	$269,318	$(16,629)	$(319)	$252,370	$198,459	$(9,423)	$—	$189,036
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP net income	$6,007	$33,343	$18,591	$38,838
Depreciation and amortization(1)	1,914	1,220	3,541	2,457
Stock-based compensation expense	8,943	5,605	16,629	9,423
Other income, net	(849)	(703)	(2,495)	(985)
(Benefit from) provision for income taxes	(1,610)	(28,687)	(5,113)	(27,441)
Adjusted EBITDA	$14,405	$10,778	$31,153	$22,292

(1) The Company did not have intangible assets prior to the closing of the PistonHeads acquisition on January 8, 2019. The Company recorded amortization expense related to intangible assets of $164 and $319 for the three and six months ended June 30, 2019, respectively.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$16,044	$17,474	$25,729	$23,848
Purchases of property and equipment	(2,884)	(547)	(8,584)	(981)
Capitalization of website development costs	(716)	(144)	(1,527)	(725)
Non-GAAP free cash flow	$12,444	$16,783	$15,618	$22,142

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as GAAP net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other income, net, the (benefit from) provision for income taxes, and certain one-time, non-recurring items, if and when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense and amortization of intangible assets. Non-GAAP net income and non-GAAP income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses and amortization of intangible assets that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to one of our paid listing or display products at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses one of our websites using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, (ii) Greenwich Mean Time for our UK websites and (iii) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy and Spain websites, as applicable. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Rodney Nelson

Head of Investor Relations, CarGurus

888-508-1190

investors@cargurus.com